Exhibit 10.1

SECOND AMENDATORY
EMPLOYMENT AGREEMENT

SECOND AMENDATORY EMPLOYMENT AGREEMENT (the “Amendatory Agreement”), dated as of September 25, 2009, by and among KSW Mechanical Services, Inc., a Delaware corporation (the “Company”), KSW, Inc., a Delaware corporation (“KSWI”) and Floyd Warkol (“Warkol”).

WITNESSETH:

WHEREAS, Warkol is employed by the Company and KSWI pursuant to an Employment Agreement, dated as of January 1, 2006, by and among the Company, KSWI and Warkol (the “Employment Agreement”).

WHEREAS, the Company, KSWI and Warkol have previously provided for the extension of the Term of the Employment Agreement through December 31, 2009.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto hereby agree as follows:

1.           All terms used herein that are defined in the Employment Agreement shall have the meanings provided therein, unless otherwise defined herein.  The Employment Agreement is amended as follows:

2.           The Term of the Agreement is extended through December 31, 2011.

3.           Section 2.2 of the Employment Agreement is amended to read:

“2.2 Bonus.  In addition to the base salary set forth in paragraph 2.1 hereof, for the years 2010 and 2011, Warkol shall receive each year an amount equal to 9.5% of the annual profits, before taxes, of the Company which are in excess of $100,000, to be paid within 75 days after the end of each calendar year.  For the purpose of this Agreement, pretax profit shall exclude any bonuses due to Floyd Warkol.”

4.           Section 2.3 (h) of the Employment Agreement is amended to read:

“(h)  The Company shall provide to Warkol such additional compensation, fees, bonus or other forms of compensation as the Compensation Committee of the Board of Directors in its sole discretion shall authorize or agree to pay, payable on such terms and conditions as it shall determine, structured in a manner as to comply with IRS Section 409A.”

5.           Except as specifically amended or modified herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of Warkol, the Company, and KSWI has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer as of the date first written above.

KSW, INC. COMPENSATION COMMITTEE			KSW MECHANICAL SERVICES, INC.

By:	/s/ John Cavanagh	By:	/s/ Richard W. Lucas
	John Cavanagh		Name: Richard W. Lucas Title: Chief Financial Officer

By:	/s/ Stanley Kreitman	/s/ Floyd Warkol
	Stanley Kreitman	Floyd Warkol

By:	/s/ Warren O. Kogan
Warren O. Kogan